EXHIBIT 10.1

FIRST AMENDMENT
TO THE
AMENDED AND RESTATED
SYNCHRONY FINANCIAL
CHANGE IN CONTROL SEVERANCE PLAN
WHEREAS, Synchrony Financial (the “Company”) maintains the Amended and Restated Synchrony Financial Change in Control Severance Plan (the “Plan”);
WHEREAS, pursuant to Section 7 of the Plan, the Board of Directors of the Company (the “Board”) may approve the amendment of the Plan;
WHEREAS, the Board has delegated to the Management Development and Compensation Committee (the “Committee”) the authority to amend the Plan; and
WHEREAS, the Committee desires to amend the Plan to increase the severance benefits made available under the Plan (the “Amendment”).
NOW, THEREFORE, BE IT RESOLVED, that, effective as of the date hereof, the Plan hereby is amended as follows:

1.	The first sentence of Section 1(j) (definition of “Executive”) of the Plan is hereby amended in its entirety to read as follows:
“Executive” means the Chief Executive Officer, President, any Executive Vice President and any Level 18+ Executive (determined as of the date of any individual’s Separation from Service).

2.	Section 1(k) (definition of “Executive Vice President”) of the Plan is hereby amended in its entirety to read as follows:
“Executive Vice President” means any Executive Vice President of the Company as determined by the Committee.

3.	Section 1(p) (definition of “Severance Period”) of the Plan is hereby amended in its entirety to read as follows:
“Severance Period” means (i) with respect to the Chief Executive Officer, the period commencing on the Termination Date and ending thirty-six (36) months after the Termination Date, (ii) with respect to the President or an Executive Vice President, the period commencing on the Termination Date and ending thirty (30) months after the Termination Date, and (iii) with respect to a Level 18+ Executive, the period commencing on the Termination Date and ending eighteen (18) months after the Termination Date.

4.
Section 1 (“Definitions”) of the Plan is hereby amended to add the following two new definitions in alphabetical order and to assign the appropriate subsection numbers thereto, and to renumber the remaining subsections of Section 1 and all cross-references accordingly:

“Level 18+ Executive” means any employee of the Company whose role as of his or her Termination Date is in “Level 18” or above, other than the Chief Executive Officer, President or any Executive Vice President, or any comparable role or position (as determined by the Chief Executive Officer, Chief Human Resources Officer, or any valid designation in the Company’s Human Resources Information System).
“President” means the President of the Company.

5.	Section 2(a)(ii) of the Plan is hereby amended in its entirety to read as follows:
an amount determined as follows:
(A) with respect to the Chief Executive Officer, the product of three (3.0) times the sum of (1) the Executive’s annual base salary in effect immediately prior to the Termination Date and (2) the Executive’s Average Bonus;
(B) with respect to the President and any Executive Vice President, the product of two and one half (2.5) times the sum of (1) the Executive’s annual base salary in effect immediately prior to the Termination Date and (2) the Executive’s Average Bonus; and
(C) with respect to any Level 18+ Executive, the product of one and one half (1.5) times the sum of (1) the Executive’s annual base salary in effect immediately prior to the Termination Date and (2) the Executive’s Average Bonus.
The amount described above shall be paid less than seventy-five (75) days after the Termination Date.

6.	The first sentence of Section 2(b) of the Plan is hereby amended in its entirety to read as follows:
The Company shall pay to the Executive a lump sum cash amount equal to the product of (i) the Monthly Welfare Coverage Premium, and (ii) (x) in the case of the Chief Executive Officer, thirty-six (36), (y) in the case of the President or any Executive Vice President, thirty (30) and (z) in the case of any Level 18+ Executive, eighteen (18).

IN WITNESS WHEREOF, the Committee has caused this instrument to be executed by its duly authorized agent as of [______ __], 2020.

SYNCHRONY FINANCIAL
By:
Name:
Title: